                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                              --------------------


                                   FORM 8-K/A
                                  AMENDMENT #2
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of Report (date of earliest event reported) June 1, 1999
                                 --------------

                           GLOBAL VACATION GROUP, INC.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


       New York                        0-14353                     13-1894567
 -----------------------------------------------------------------------------------
(State or Other Jurisdiction   (Commission File Number)           (IRS Employer
 of Incorporation)                                            Identification Number)

     1420 New York Avenue NW, Suite 550, Washington DC                   20005
     -------------------------------------------------------------------------
     (Address of Principal Executive Offices)                       (Zip Code)

       Registrant's telephone number, including area code. (202) 347-1800
       ------------------------------------------------------------------

                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

                           INFORMATION TO BE INCLUDED

This Form 8-K/A amends Item 7 of that certain Form 8-K filed with the Securities and Exchange Commission on June 1, 1999 by including the financial information referred to below.

  ITEM 7. FINANCIAL STATEMENTS AND PRO FORMA INFORMATION.

     The following financial statements are filed as part of this Report, where indicated.

                             FINANCIAL STATEMENTS

                                                                                                            PAGE

Report of Independent Public Accountants...................................................................  2

Balance Sheets as of March 31, 1999 (Unaudited) and
   December 31, 1998.......................................................................................  3

Statements of Operations for the Three Months Ended March 31, 1999 and 1998
   (Unaudited), and the Year Ended December 31, 1998.......................................................  4

Statements of Cash Flows for the Three Months Ended March 31, 1999 and 1998
   (Unaudited), and the Year Ended December 31, 1998.......................................................  5

Statements of Changes in Stockholder's Deficit for the Three Months Ended March 31, 1999
   (Unaudited), and the Year Ended December 31, 1998.......................................................  6

Notes to Financial Statements..............................................................................  7

Pro Forma Financial Information.  The following pro forma financial information is attached hereto:

     Pro Forma Condensed Consolidated Balance Sheet as of March 31, 1999 (Unaudited).......................  13

     Pro Forma Condensed Consolidated Statements of Operations for the Three Months
       Ended March 31, 1999 (Unaudited)....................................................................  14

     Pro Forma Condensed Consolidated Statements of Operations for the Year Ended
       December 31, 1998 (Unaudited).......................................................................  15

     Notes to Condensed Consolidated Pro Forma Financial Statements (Unaudited)............................  16

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Trase Miller Solutions, Inc.:

     We have audited the accompanying balance sheet of Trase Miller Solutions, Inc. (a Delaware corporation) as of December 31, 1998, and the related statement of operations, stockholders' deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Trase Miller Solutions, Inc. as of December 31, 1998, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                                  ARTHUR ANDERSEN LLP

Washington, D.C.
July 29, 1999

                          TRASE MILLER SOLUTIONS, INC.

                                 BALANCE SHEETS
              AS OF MARCH 31,1999 (UNAUDITED) AND DECEMBER 31, 1998
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


                                                                  MARCH 31,      DECEMBER 31,
                                                                    1999             1998
                                                                  --------       ------------
                                                                 (UNAUDITED)

ASSETS
Current assets:
     Cash ...................................................       $      4        $     50
     Accounts receivable, net ...............................            122             264
     Due from related parties ...............................          1,624             615
     Prepaid expenses and other current assets ..............            101              46
                                                                    --------        --------
                  Total current assets ......................          1,851             975
Property and equipment, net .................................          2,788           2,172
Other assets ................................................              5               6
                                                                    --------        --------
                  Total assets ..............................       $  4,644        $  3,153
                                                                    ========        ========

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
     Accounts payable .......................................       $    284        $    275
     Accrued expenses .......................................            630             653
     Due to related parties .................................          1,609             337
     Current portion of capital lease obligations ...........            279             283
     Customer deposits ......................................          9,050           7,325
                                                                    --------        --------
                  Total current liabilities .................         11,852           8,873
Capital lease obligations, net of current portion ...........            381             449
                                                                    --------        --------
                  Total liabilities .........................         12,233           9,322
                                                                    --------        --------
Commitments and contingencies
Stockholders' equity (deficit):
     Common stock, $.01 par value; 100,000 shares authorized,
       87,000 shares issued and outstanding .................              1               1
     Additional paid-in capital .............................          4,666           4,666
     Accumulated deficit ....................................        (12,256)        (10,836)
                                                                    --------        --------
                  Total stockholders' deficit ...............         (7,589)         (6,169)
                                                                    --------        --------
                  Total liabilities and stockholders' deficit       $  4,644        $  3,153
                                                                    ========        ========






      The accompanying notes are an integral part of these balance sheets.
                                       3

                          TRASE MILLER SOLUTIONS, INC.

                            STATEMENTS OF OPERATIONS
   FOR THE THREE MONTHS ENDED MARCH 31,1999 AND MARCH 31, 1998 (UNAUDITED) AND
                        THE YEAR ENDED DECEMBER 31, 1998
                                 (IN THOUSANDS)


                                               THREE MONTHS ENDED           YEAR ENDED
                                                     MARCH 31               DECEMBER 31
                                            --------------------------      -----------
                                                1999           1998             1998
                                            -----------    -----------      -----------
                                            (UNAUDITED)    (UNAUDITED)

Revenue ..............................       $    918        $    966        $  3,746
Operating expenses ...................         (1,938)         (2,210)        (10,665)
General and administrative expenses ..           (112)           (153)           (857)
Depreciation and amortization ........           (241)           (195)           (891)
                                             --------        --------        --------
                  Loss from operations         (1,373)         (1,592)         (8,667)
Interest expense .....................            (47)            (41)           (198)
Investment income ....................             --              --           8,034
                                             --------        --------        --------
Loss before income taxes .............         (1,420)         (1,633)           (831)
Provision for income taxes ...........             --              --              --
                                             --------        --------        --------
                  Net loss ...........       $ (1,420)       $ (1,633)       $   (831)
                                             ========        ========        ========





        The accompanying notes are an integral part of these statements.

                          TRASE MILLER SOLUTIONS, INC.

                            STATEMENTS OF CASH FLOWS
   FOR THE THREE MONTHS ENDED MARCH 31,1999 AND MARCH 31, 1998 (UNAUDITED) AND
                        THE YEAR ENDED DECEMBER 31, 1998
                                 (IN THOUSANDS)


                                                                       THREE MONTHS ENDED       YEAR ENDED
                                                                            MARCH 31            DECEMBER 31
                                                                  ---------------------------   ------------
                                                                      1999            1998           1998
                                                                  ----------      -----------   ------------
                                                                  (UNAUDITED)     (UNAUDITED)

Cash flows from operating activities:
     Net loss ................................................       $(1,420)       $(1,633)       $  (831)
     Adjustments to reconcile net loss to net cash provided by
       operating activities--
         Gain on the sale of investment (Note 3) .............            --             --         (8,034)
         Depreciation and amortization .......................           241            195            891
         Change in assets and liabilities:
              Accounts receivable, net .......................           143           (144)           (30)
              Due to/from related parties ....................           264          2,648          2,370
              Prepaid expenses and other assets ..............           (54)           (51)           (13)
              Accounts payable and accrued expenses ..........           (11)           303            447
              Customer deposits ..............................         1,725             --          7,325
                                                                   ---------        -------        -------
                  Net cash provided by operating activities ..           888          1,318          2,125
                                                                   ---------        -------        -------
Cash flows from investing activities:
     Purchases of property and equipment, net ................          (861)        (1,269)        (1,722)
     Proceeds from sale of investment (Note 3) ...............            --             --          6,233
                                                                   ---------        -------        -------
                  Net cash (used in) provided by investing
                    activities ...............................          (861)        (1,269)         4,511
                                                                   ---------        -------        -------
Cash flows from financing activities:
     Cash paid under capital lease obligations ...............           (73)           (50)          (224)
     Distributions to stockholders ...........................            --             --         (6,363)
                                                                   ---------        -------        -------
                  Net cash used in financing activities ......           (73)           (50)        (6,587)
                                                                   ---------        -------        -------
Net increase (decrease) in cash ..............................           (46)            (1)            49
Cash, beginning of period ....................................            50              1              1
                                                                   ---------        -------        -------
Cash, end of period ..........................................     $       4        $    --        $    50
                                                                   =========        =======        =======
Supplemental disclosure of cash flow information
     Cash paid for interest ..................................     $      47        $    41        $   198
                                                                   =========        =======        =======
Supplemental disclosure of non-cash investing and financing
  activities:
     Distribution to shareholder (Note 3) ....................     $      --        $    --        $ 2,703
                                                                   =========        =======        =======
     Capital contribution (Note 4) ...........................     $      --        $    --        $ 4,567
                                                                   =========        =======        =======
     Assets purchased under capital lease obligation .........     $      --        $    --        $   956
                                                                   =========        =======        =======



        The accompanying notes are an integral part of these statements.

                          TRASE MILLER SOLUTIONS, INC.

                STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT
            FOR THE THREE MONTHS ENDED MARCH 31,1999 (UNAUDITED) AND
                        THE YEAR ENDED DECEMBER 31, 1998
                                 (IN THOUSANDS)

                                                   COMMON                                                               TOTAL
                                                    STOCK              ADDITIONAL     UNREALIZED                     STOCKHOLDERS'
                                             ------------------         PAID-IN        HOLDING       ACCUMULATED        EQUITY
                                             SHARES      AMOUNT         CAPITAL         GAIN           DEFICIT         (DEFICIT)
                                             ------      ------         -------       ----------     -----------     ------------
Balance, December 31, 1997 .................   87       $      1       $     99       $  1,601        $   (939)       $    762
     Realized gain on sale of
       investment (Note 3)..................   --             --             --         (1,601)             --          (1,601)
     Cash distribution to stockholders
       (Note 3).............................   --             --             --             --          (6,363)         (6,363)
     Non-cash distribution to
       stockholder (Note 3).................   --             --             --             --          (2,703)         (2,703)
     Capital contribution (Note 4)..........   --             --          4,567             --              --           4,567
     Net loss ..............................   --             --             --             --            (831)           (831)
                                              ---       --------       --------       --------        --------        --------
Balance, December 31, 1998 .................   87       $      1       $  4,666       $     --        $(10,836)       $ (6,169)
     Net loss (unaudited) ..................   --             --             --             --          (1,420)         (1,420)
                                              ---       --------       --------       --------        --------        --------
Balance, March 31, 1999 (unaudited) ........   87       $      1       $  4,666       $     --        $(12,256)       $ (7,589)
                                              ===       ========       ========       ========        ========        ========



        The accompanying notes are an integral part of these statements.

                          TRASE MILLER SOLUTIONS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                     (INFORMATION AS OF MARCH 31, 1999, AND
            FOR THE THREE MONTHS ENDED MARCH 31, 1999, IS UNAUDITED)

1.   BASIS OF PRESENTATION AND ORGANIZATION:

     Trase Miller Solutions, Inc. ("TMS" or "the Company") develops and operates management information systems that support the wholesale packaged travel industry. Its systems provide reservation, inventory management, financial reporting and other management information functionality.

     TMS is part of the Trase Miller Group, a group of companies under common ownership. Certain of the other Trase Miller Group companies also provided management services and financing to TMS. On May 1, 1998, Global Vacation Group, Inc. ("GVG") acquired certain assets and liabilities of JFM, Inc. (formerly known as MTI Vacations, Inc.) ("Old MTI") (the "MTI Acquisition"), another Trase Miller Group company. In the MTI Acquisition, Old MTI and the Trase Miller Group retained certain assets including certain management information system related assets ("MIS Assets"). Old MTI transferred those MIS Assets on a historical cost basis to TMS and TMS entered into a service agreement to provide certain management information systems and services to GVG. GVG also purchased an option to acquire TMS's assets. On June 1, 1999, GVG exercised its option and acquired substantially all of the assets of TMS. The assets and liabilities of TMS not acquired were principally non-operating assets and liabilities.

     TMS's operations are subject to certain risks and uncertainties including, among others, reliance on major customers, rapidly changing technology, the Year 2000 issue, changing industry dynamics related to new methods of distribution in the travel industry, and current and potential competitors with greater resources.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES:

Unaudited Interim Financial Statements

     The accompanying balance sheet as of March 31, 1999, and the accompanying statements of operations and cash flows for the three months ended March 31, 1999 and 1998, are unaudited. The unaudited financial statements include all adjustments (consisting of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of such financial statements. The data disclosed in the notes to the financial statements for these periods is unaudited. The results of operations for the three months ended March 31, 1999, are not necessarily indicative of the results to be expected for the entire fiscal year.

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

     The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. The Trase Miller Group companies participated in a cash management program with the affiliated companies designed to invest excess cash balances on a daily basis. As a result, certain cash balances reflect credit balances to the extent checks written have not yet been presented for payment. These credit balances are included in accounts payable in the accompanying financial statements.

Investments

     In accordance with the Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investment in Debt and Equity Securities," the Company classifies its investments as available for sale securities, and reports them at fair value with unrealized gains and losses included in a separate component of stockholders equity. All investments of TMS are considered available for sale.

Property and Equipment

     Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the related assets, as follows:


          Computers and equipment...................................  three to five years
          Computer software.........................................  three years
          Furniture fixtures and office equipment...................  five to seven years

     Leasehold improvements are amortized over the lesser of the estimated useful life of the asset or the remaining lease term.

     Property and equipment consists of the following (in thousands):

                                                                               MARCH 31,       DECEMBER
                                                                                 1999          31,1998
                                                                               ---------       --------
                                                                              (UNAUDITED)

          Computers and equipment..........................................     $ 3,052        $ 2,968
          Computer software................................................       1,586            823
          Furniture fixtures and office equipment..........................         482            468
          Phone equipment..................................................         134            134
          Leasehold improvements...........................................         370            370
                                                                                 ------         ------
                                                                                  5,624          4,763
          Accumulated depreciation and amortization........................      (2,836)        (2,591)
                                                                                 ------         ------
                            Property and equipment, net....................     $ 2,788        $ 2,172
                                                                                =======        =======


Impairment of Long-Lived Assets

     In accordance with SFAS No. 121, "Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," the Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Internal Use Computer Software

     In March 1998, the AICPA issued Statement of Position 98-1 "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," ("SOP 98-1"). SOP 98-1 requires the Company to capitalize internal computer software costs once the capitalization criteria are met. SOP 98-1 is effective January 1, 1999, and is applied to all projects in progress upon initial application. The Company adopted SOP 98-1 on January 1, 1999, and for the three months ended March 31, 1999, the Company capitalized approximately $755,000 in costs related to its internally developed systems.

Fair Value of Financial Instruments

     The Company's financial instruments consist primarily of cash and cash equivalents, accounts receivable, accounts payable, and capital lease obligations. In management's opinion, the carrying amounts of these financial instruments approximate their fair values.

Revenue Recognition

     Revenues from time and materials development and consulting contracts are recognized based on fixed hourly rates for direct labor hours expended. Revenues from fixed-price development and consulting contracts are recognized n the percentage-of-completion method, with costs and estimated profits recorded as work is performed. Revenues from service contracts are recognized during the periods in which the services are performed.

Significant Customers

     For the three months ended March 31, 1999 and the year ended December 31, 1998, revenue from GVG represented 63 and 62 percent of revenue, respectively. For the three months ended March 31, 1999 and the year ended December 31, 1998, another customer represented 21 and 18 percent of revenue, respectively. Revenue from other Trase Miller Group companies totaled 13 and 9 percent of revenue for the three months ended March 31, 1999 and the year ended December 31, 1998, respectively.

Income Taxes

     The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay corporate income taxes on its taxable income. Instead, the shareholders are liable for individual income taxes on their respective shares of the Company's taxable income. Accordingly, there is no provision or benefit for Federal income taxes in the accompanying financial statements. The Company is taxable in certain states and other jurisdictions that do not recognize S Corporation status.

     The Company accounts for state and local income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred tax assets and liabilities are computed based on the difference between the financial statement and income tax bases of assets and liabilities using the enacted marginal tax rate. SFAS No. 109 requires that a net deferred tax asset be reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion or all of the net deferred tax asset will not be realized.

3.   SALE OF INVESTMENT AND DISTRIBUTION:

     In May 1998, TMS sold 230,565 shares of common stock previously held as an investment. The proceeds from the sale of approximately $6,233,000 were, in turn, distributed to the stockholders of the Company on a pro rata basis. The remaining 100,000 shares of common stock, valued at approximately $2,703,000 based upon the quoted market price of the common stock, held by the Company were distributed to the principal stockholder. In connection with this non-cash distribution, the Company made cash distributions to the minority shareholders in exchange for their interests in the common stock. The common stock sold and distributed had previously been held as an available for sale investment and the Company recognized a gain of approximately $8,034,000 during 1998 in connection with the above transaction.

4.   CONTRIBUTION OF CAPITAL:

     On January 1, 1998 TMS purchased the MIS Assets from Old MTI for $1,122,000, the net book value of those assets at such time. The stockholders of TMS then purchased the receivable balance due to Old MTI from Old MTI for $1,122,000 by issuing a note to Old MTI. In addition, as of March 31, 1998, TMS was indebted to another Trase Miller Group Company (the "Affiliate") for an amount totaling $3,445,000. The stockholders of TMS also purchased this liability from the Affiliate by issuing a note to the Affiliate in the amount of $3,445,000. The stockholders of TMS then forgave the related obligations of TMS totaling $4,567,000. Accordingly, this amount has been reflected as a contribution of capital in the accompanying financial statements.

5.   GVG SERVICE AGREEMENT:

     In connection with the MTI Acquisition, GVG entered into an information and business systems outsourcing arrangement with TMS. In August 1998, GVG, TMS and the principal stockholder of TMS entered into an agreement to expand the agreement (the "Service Agreement") to provide MIS services to additional GVG businesses. Under the terms of the Service Agreement, TMS provides GVG information systems and related services, including operating services, system maintenance, general management and support and implementation and migration services. In connection with the Service Agreement, GVG paid $6,750,000 to acquire an option to purchase the assets of TMS. In January 1999, GVG paid an additional $2,300,000 to extend the option. In the event the option was not exercised, the amounts paid would have been credited against payments due under the Service Agreement. The amounts paid by GVG have been reflected as customer deposits in the accompanying financial statements.

6.   RELATED-PARTY TRANSACTIONS:

     As a result of the Company's participation as part of the Trase Miller Group, the Company has entered into various transactions with other Trase Miller Group companies. The Company leases its office space from its principal stockholder with annual rentals of $220,000. The Trase Miller Group has provided financing to TMS through its cash management program and other advances. Related party interest totaled $47,000 and $198,000 for the three months ended March 31, 1999 and the year ended December 31, 1998, respectively. The Trase Miller Group companies have also charged management fees to TMS that totaled $16,000 and $62,000 for the three months ended March 31, 1999 and the year ended December 31, 1998. TMS has provided development and consulting services to other Trase Miller Group companies. For the three months ended March 31, 1999 and the year ended December 31, 1998, revenues from Trase Miller Group companies totaled $119,000 and $347,000, respectively.

     The amounts due to and from other Trase Miller Group companies have been reflected as related party payables and receivables in the accompanying financial statements. Such assets and liabilities were not acquired or assumed by GVG in connection with the acquisition of TMS by GVG.

7.   COMMITMENTS AND CONTINGENCIES:

Shareholders Agreement

     In July 1995, the Company and its stockholders entered into an agreement that, among other things, prescribes certain distributions, limits the transferability of the shares of common stock and provides for the repurchase or redemption of the common stock by the Company in certain circumstances.

Retirement Plan

     The Company maintains an incentive savings plan for the benefit of substantially all employees with more than six months of service. Participants may contribute up to 20 percent of their annual compensation to the plan. Employee contributions are fully vested. The Company will match 50 percent of each employee's contributions up to six percent of each employee's salary. Employees vest in the Company's matching and any discretionary contributions ratably over six years. The Company made contributions of $20,000 and $77,000 for the three months ended March 31, 1999, and the year ended December 31, 1998, respectively.

Leases

     The Company leases office space and equipment under operating leases that expire on various dates through March 2003. The Company also leases computer and office equipment under capital leases that expire through December 2001.

     The future minimum lease obligations under operating and capital leases as of December 31, 1998, are as follows in thousands:

                                                                                   OPERATING    CAPITAL
                                                                                     LEASES      LEASES
                                                                                     ------      ------

               1999.............................................................    $  356         $315
               2000.............................................................       268          289
               2001.............................................................       221          182
               2002.............................................................       220           --
               2003.............................................................        73           --
                                                                                    ------         ----
                            Total...............................................    $1,138          786
                                                                                    ======
               Less- Amounts representing interest..............................                    (54)
                                                                                                   ----
                                                                                                   $732
                                                                                                   ====

Litigation and Claims

     The Company is periodically a party to disputes arising from normal business activities. In the opinion of management, resolution of these matters will not have a material adverse effect upon the financial position or future operating results of the Company, and adequate provision for any potential losses has been made in the accompanying financial statements.

         PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

     The following unaudited Pro Forma Condensed Consolidated Balance Sheet under the heading "Pro Forma GVG and TMS" gives effect to the acquisition of Trase Miller Systems, Inc. ("TMS"), for cash of approximately $30.4 million (including direct acquisition costs of $312,000), as if the acquisition had occurred on March 31, 1999.

     The following unaudited Pro Forma Condensed Consolidated Statement of Operations for the three months ended March 31, 1999 under the heading "Pro Forma GVG and TMS" gives effect to the TMS acquisition as if it had occurred on January 1, 1998.

     The following unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1998 under the heading "Pro Forma GVG" gives effect to the acquisitions of Haddon Holidays, Inc. ("Haddon"), Classic Custom Vacations ("Classic"), MTI Vacations, Inc. ("MTI") and Globetrotters, Inc. ("Globetrotters"), as if each had occurred on January 1, 1998. The following unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1998 under the heading "Pro Forma GVG and TMS" gives effect to the acquisition TMS acquisition as if it had occurred on January 1, 1998.

     The Company has preliminarily analyzed the savings that it expects to realize by combining certain operational and general and administrative functions. To the extent that owners and certain key employees of the Company and the acquired businesses have agreed prospectively to reductions in salary and bonuses, these reductions have been reflected in the unaudited pro forma condensed consolidated statements of operations. The unaudited pro forma condensed consolidated statements of operations also reflect (i) the use of proceeds from the Company's 1998 initial public offering ("IPO") to repay borrowings under its Credit Facility, (ii) the termination of the Company's S Corporation status and (iii) the recapitalization of the Company.

     Each of the acquisitions have been accounted for by the purchase method of accounting. The purchase price has been allocated on a preliminary basis to the assets acquired based upon the estimated fair value of such assets.

     The pro forma adjustments are based on preliminary estimates, available information and certain assumptions and may be revised as additional information becomes available. This information should be read in conjunction with the notes included herein, Trase Miller Solutions, Inc. Financial Statements and notes thereto included herein and the GVG Consolidated Financial Statements and notes thereto included in the Company's Form 10-Q for the quarter ended March 31, 1999 and Form 10-K for the year ended December 31, 1998.

     In the opinion of management of GVG, all adjustments have been made that are necessary to present fairly the unaudited Pro Forma condensed combined consolidated financial statements. The unaudited Pro Forma condensed combined consolidated financial statements do not purport to represent what the combined Company's results of operations or financial position actually would have been had this transaction occurred on the dates specified, or to project the combined Company's results of operations or financial position for any future period or date. Because the entities were not under common control of management, historical combined consolidated results may not be comparable to, or indicative of, future performance.

                  GLOBAL VACATION GROUP, INC., AND SUBSIDIARIES

           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 1999

                                                                     HISTORICAL
                                                              -------------------------        PRO FORMA       PRO FORMA GVG
                                                                 GVG             TMS          ADJUSTMENTS         AND TMS
                                                              ----------     ----------      -------------    ---------------
ASSETS
Current assets:
     Cash and cash equivalents...........................      $ 37,132        $     4       $ (2,753) (I)       $ 34,383
     Short-term investments..............................         2,876             --             --               2,876
     Accounts receivable.................................        14,535            122             --              14,657
     Related-party receivables...........................            53          1,624         (1,624) (S)             53
     Other current assets................................         5,393            101             --               5,494
                                                             ----------     ----------      ---------        ------------
                  Total current assets...................        59,989          1,851         (4,377)             57,463
Property and equipment, net..............................         6,214          2,788         12,380  (J)         21,382
Related party and other long-term receivables............         2,176             --             --               2,176
Intangible assets, net...................................        74,894             --         17,800  (J)         92,694
Other assets.............................................        11,808              5         (9,050) (T)          2,763
                                                             ----------     ----------      ---------        ------------
                  Total assets...........................      $155,081        $ 4,644       $ 16,753            $176,478
                                                             ==========     ==========      =========        ============
LIABILITIES AND  SHAREHOLDERS' EQUITY
Current liabilities:

     Accounts payable and accrued expenses ..............      $ 42,235        $   914       $    794  (K)       $ 43,943
     Customer deposits...................................        49,352          9,050         (9,050) (T)         49,352
     Related-party payables..............................            --          1,609         (1,609) (S)             --
     Current portion of capital lease obligation.........            --            279             --                 279
                                                             ----------     ----------      ---------        ------------
                  Total current liabilities..............        91,587         11,852         (9,865)             93,574
Long-term debt, net of current portion...................        11,713             --         18,287  (O)         30,000
Other long-term liabilities..............................           551            381             --                 932
                                                             ----------     ----------      ---------        ------------
                  Total liabilities......................       103,851         12,233          8,422             124,506
                                                             ----------     ----------      ---------        ------------
                  Total stockholders' equity.............        51,230         (7,589)         8,331              51,972
                                                             ----------     ----------      ---------        ------------
                  Total liabilities and stockholders'
                    equity...............................      $155,081        $ 4,644       $ 16,753            $176,478
                                                             ==========     ==========      =========        ============

                  GLOBAL VACATION GROUP, INC., AND SUBSIDIARIES

      (UNAUDITED) PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 1999

                                                                     HISTORICAL
                                                              -------------------------       PRO FORMA      PRO FORMA GVG
                                                                  GVG            TMS         ADJUSTMENTS        AND TMS
                                                              ----------    -----------     -------------    -------------
Net revenues...............................................     $22,759       $   918        $(583)  (N)         $23,094
Operating expenses.........................................      21,421         1,938         (583)  (N)          22,776
                                                              ---------     ---------       ------           -----------
                  Gross profit.............................       1,338        (1,020)          --                   318
General and administrative expenses........................       3,067           112          (16)  (A)           3,163
Depreciation and amortization..............................       1,046           241          257   (L)           1,544
                                                              ---------     ---------       ------           -----------
                  Loss from operations.....................      (2,775)       (1,373)        (241)               (4,389)
                                                              ---------     ---------       ------           -----------
Other income (expense):
     Interest income.......................................         455            --           --                   455
     Interest expense......................................        (144)          (47)        (286)  (G)            (477)
     Other, net............................................           9            --           --                     9
                                                              ---------     ---------       ------           -----------
                  Total....................................         320           (47)        (286)                  (13)
                                                              ---------     ---------       ------           -----------
Loss before income taxes and extraordinary item ...........      (2,455)       (1,420)        (527)               (4,402)
Benefit for income taxes...................................         917            --          727   (M)          (1,644)
                                                              ---------     ---------       ------           -----------
Loss before extraordinary item.............................      (1,538)       (1,420)         200                (2,758)
Extraordinary item, net of income tax benefit of $224......        (257)           --           --                  (257)
                                                              ---------     ---------       ------           -----------
Net loss...................................................     $(1,795)      $(1,420)       $ 200               $(3,015)
                                                              =========     =========       ======           ===========

Basic and diluted net loss per share:
     Loss per share available to Common shareholder before
       extraordinary item..................................       (0.10)                                           (0.19)
     Extraordinary item per share..........................       (0.02)                                           (0.02)
                                                              ---------                                      -----------
Basic and diluted net loss per share available to common
   shareholder.............................................     $ (0.12)                                         $ (0.21)
                                                              =========                                      ===========
Basic and diluted weighted average shares outstanding......      14,706                                           14,706
                                                              =========                                      ===========

                  GLOBAL VACATION GROUP, INC., AND SUBSIDIARIES
     (UNAUDITED) PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                                                                           HISTORICAL
                                                               -------------------------------------------------------------------
                                                                 GVG      HADDON (P)    CLASSIC (Q)   MTI (Q)    GLOBETROTTERS (Q)
                                                               --------  -----------   ------------  ---------  ------------------
Net revenues................................................   $90,421      $1,427         $20,464     $8,055          $3,134
Operating expenses..........................................    69,386       1,265          19,176      7,418           3,258
                                                               -------      ------         -------     ------          ------
                  Gross profit..............................    21,035         162           1,288        637            (124)
General and administrative expenses.........................    10,248         850           1,349      1,171             142
Depreciation and amortization...............................     2,779          31             369        173              27
                                                               -------      ------         -------     ------          ------
     Income (loss) from operations..........................     8,008        (719)           (430)      (707)           (293)
                                                               -------      ------         -------     ------          ------

Other income (expense)
     Investment income......................................     2,480          37             994        421              65
     Interest expense.......................................    (1,504)         --            (100)        --              (6)
     Other, net.............................................        26          --              (4)        --              --
                                                               -------      ------         -------     ------          ------
                  Total.....................................     1,002          37             890        421              59
                                                               -------      ------         -------     ------          ------

Income (loss) before income taxes and extraordinary item....     9,010        (682)            460       (286)           (234)
(Provision) benefit for income taxes........................    (3,908)         --              (5)        --              (1)
                                                               -------      ------         -------     ------          ------
Income (loss) before extraordinary item.....................     5,102        (682)            455       (286)           (235)

Extraordinary item, net of income tax benefit of $224.......      (379)         --              --         --              --
                                                               -------      ------         -------     ------          ------
                  Net income (loss).........................     4,723        (682)            455       (286)           (235)

Dividends on Class A Convertible Preferred Stock............    (2,519)         --              --         --              --
                                                               -------      ------         -------     ------          ------
Net income (loss) available to common shareholders..........   $ 2,204      $ (682)        $   455     $ (286)         $ (235)
                                                               =======      ======         =======     ======          ======

Basic income (loss) per share:
     Income (loss) per share before extraordinary item......      0.26
     Extraordinary item per share...........................     (0.04)
                                                               -------
     Basic income (loss) per share..........................      0.22
                                                               =======
Diluted income (loss) per share:
     Income (loss) per share before extraordinary item......      0.26
     Extraordinary item per share...........................     (0.04)
                                                               -------
     Diluted income (loss) per share........................      0.22
                                                               =======

Weighted average shares outstanding:
     Basic..................................................     9,931
     Diluted................................................     9,990


                                                                                           HISTORICAL
                                                             ----------------------------------------------------------------------
                                                              PRO FORMA       PRO FORMA                    PRO FORMA     PRO FORMA
                                                             ADJUSTMENTS         GVG         TMS          ADJUSTMENTS   GVG AND TMS
                                                             -----------    -----------    -------        -----------   -----------
Net revenues..............................................   $    --           $123,501    $ 3,746        $(2,308) (N)     $124,939
Operating expenses........................................       (38) (B)       100,465     10,665         (2,408) (N)      108,722
                                                             -------           --------    -------        -------          --------
                  Gross profit............................        38             23,036     (6,919)           100            16,217
General and administrative expenses.......................    (1,677) (C)        12,083        857            (62) (A)       12,878
Depreciation and amortization.............................       441  (D)         3,820        891          1,029  (L)        5,740
                                                             -------           --------    -------        -------          --------
     Income (loss) from operations........................     1,274              7,133     (8,667)          (867)           (2,401)
                                                             -------           --------    -------        -------          --------

Other income (expense)
     Investment income....................................      (339) (E)         3,658      8,034  (U)        --            11,692
     Interest expense.....................................     1,024  (F)          (586)      (198)        (1,143) (G)       (1,927)
     Other, net...........................................        --                 22         --             --                22
                                                             -------           --------    -------        -------          --------
                  Total...................................       685              3,094      7,836         (1,143)            9,787
                                                             -------           --------    -------        -------          --------

Income (loss) before income taxes and extraordinary item..     1,959             10,227       (831)        (2,010)            7,386
(Provision) benefit for income taxes......................      (111) (H)        (4,025)        --          1,118  (M)       (2,907)
                                                             -------           --------    -------        -------          --------
Income (loss) before extraordinary item...................     1,848              6,202       (831)          (892)            4,479

Extraordinary item, net of income tax benefit of $224.....       379  (R)            --         --             --                --
                                                             -------           --------    -------        -------          --------
                  Net income (loss).......................     2,227              6,202       (831)          (892)            4,479

Dividends on Class A Convertible Preferred Stock..........     2,519                 --         --             --                --
                                                             -------           --------    -------        -------          --------
Net income (loss) available to common shareholders........   $ 4,746           $  6,202    $  (831)       $  (892)         $  4,479
                                                             =======           ========    =======        =======          ========

Basic income (loss) per share:
     Income (loss) per share before extraordinary item....                         0.42                                        0.30
     Extraordinary item per share.........................                           --                                          --
                                                                               --------                                    --------
     Basic income (loss) per share........................                         0.42                                        0.30
                                                                               ========                                    ========
Diluted income (loss) per share:
     Income (loss) per share before extraordinary item....                         0.42                                        0.30
     Extraordinary item per share.........................                           -                                           --
                                                                               --------                                    --------
     Diluted income (loss) per share......................                         0.42                                        0.30
                                                                               ========                                    ========

Weighted average shares outstanding:
     Basic................................................                       14,746                                      14,746
     Diluted..............................................                       14,805                                      14,805


    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(A) Reflects the elimination of management fees charged to TMS by other Trase Miller Group companies.

(B) Reflects $100,000 in incremental computer costs required to operate certain reservation systems at MTI at the contracted rate. Also reflects a reduction in operating expenses of $74,000 associated with specifically identified cost savings as well as a reduction of $64,000 of excess rental payments made to prior owners.

(C) Reflects transaction costs of approximately $1.0 million related to the Recapitalization. Also reflects compensation savings of approximately $1.0 million and incremental costs of $375,000 related to new GVG management.

(D) Reflects incremental goodwill amortization of approximately $600,000 and reductions in depreciation of approximately $159,000 related to equipment disposed of.

(E) Reflects the incremental reduction of interest income of $339,000 related to the sale of certain marketable securities at March 31, 1998.

(F) Reflects a reduction in interest expense related to the transfer of certain debt obligations at March 31, 1998, and a reduction in interest expense related to the repayment of outstanding debt with proceeds from the Company's IPO.

(G) Reflects the incremental interest expense assuming the amounts outstanding under the Credit Facility were drawn on January 1, 1998, at an interest rate of 6.25%.

(H) Reflects the incremental provision for federal and state income taxes relating to the historical income tax provisions for the acquired businesses and the termination of the Company's status as an S Corporation.

(I) Reflects the cash paid of $30.1 for the TMS acquisition net of $9.0 million previously paid by GVG for the option to purchase TMS and $18.3 million in borrowings under the Credit Facility to finance the TMS acquisition.

(J) Reflects the excess purchase price paid by GVG over the fair value of the TMS net assets acquired. Such amount has been allocated to TMS's technology platform ($12.7 million), a non-compete agreement ($100,000) and goodwill ($17.7 million).

(K) Reflects the accrual of estimated direct costs related to the acquisition and the accrual of the estimated costs of closing redundant facilities and terminating certain employees.

(L) Reflects amortization of the excess of the purchase price paid by GVG over the fair value of the TMS net assets acquired over the estimated useful lives of the respective intangible assets (technology platform - 25 years, non-compete - 3.5 years, goodwill - 35 years)

(M) Reflects the (provision) benefit for income taxes resulting from the termination of TMS's status as an S Corporation.

(N) Reflects the elimination of transactions between GVG and TMS under the Services Agreement. The pro forma adjustment to operating expenses for the year ended December 31, 1998 reflects the elimination of the $100,000 pro forma adjustment for computer costs described in Note B.

(O) Reflects additional borrowings under the Credit Facility to finance the TMS acquisition.

(P) Historical Haddon financial statements are for the three month period ending March 31, 1998.

(Q) Historical Classic, MTI, and Globetrotter financial statements are for the four month period ending April 30, 1998.

(R) Reflects the elimination of the deferred financing costs related to the repayment of outstanding debt with proceeds from the Company's IPO.

(S) Reflects the elimination of related-party receivables and payables not acquired or assumed.

(T) Reflects the elimination of amounts paid by GVG for the option to purchase TMS.

(U)  Amount represents a one-time gain on the sale of an investment.